Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

News Summary:

•	Broad-based strength in product orders demonstrating growing demand for Cisco technologies

•	Product orders up 29% year over year; up 11% excluding Splunk

•	AI Infrastructure orders of more than $350 million, bringing the total for 1HFY25 to approximately $700 million

•	Revenue of $14.0 billion, above the high end of our guidance range

•	Strong profitability:

•	GAAP gross margin of 65.1% and non-GAAP gross margin of 68.7%

•	GAAP EPS of $0.61 and non-GAAP EPS of $0.94, above the high end of our guidance range

•	Quarterly dividend increased to $0.41 per share, up 3%, and additional $15 billion authorized for stock repurchases

•	Q2 FY 2025 Results:

•	Revenue: $14.0 billion

•	Increase of 9% year over year

•	Earnings per Share: GAAP: $0.61; Non-GAAP: $0.94

•	GAAP EPS decreased 6% year over year

•	Non-GAAP EPS increased 8% year over year

•	Q3 FY 2025 Guidance:

•	Revenue: $13.9 billion to $14.1 billion

•	Earnings per Share: GAAP: $0.57 to $0.61; Non-GAAP: $0.90 to $0.92

•	FY 2025 Guidance:

•	Revenue: $56.0 billion to $56.5 billion

•	Earnings per Share: GAAP: $2.40 to $2.52; Non-GAAP: $3.68 to $3.74

SAN JOSE, Calif. — February 12, 2025 — Cisco today reported second quarter results for the period ended January 25, 2025. Cisco reported second quarter revenue of $14.0 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.4 billion or $0.61 per share, and non-GAAP net income of $3.8 billion or $0.94 per share.

“Cisco’s strong quarterly results were driven by accelerating customer demand for our technology” said Chuck Robbins, chair and CEO of Cisco. “As AI becomes more pervasive, we are well positioned to help our customers scale their network infrastructure, increase their data capacity requirements, and adopt best-in-class AI security.”

“Q2 was another quarter of solid execution which drove revenue and EPS above our guidance ranges. Splunk continues to perform in line with our expectations on the top line, and was accretive to Q2 non-GAAP EPS, earlier than we had planned” said Scott Herren, CFO of Cisco. “Our strong cash flows have led us to increase our annual dividend again this year, as well as our overall share repurchase authorization.”

GAAP Results

	Q2 FY 2025	Q2 FY 2024	Vs. Q2 FY 2024
Revenue	$14.0 billion	$12.8 billion	9%
Net Income	$2.4 billion	$2.6 billion	(8)%
Diluted Earnings per Share (EPS)	$0.61	$0.65	(6)%

Non-GAAP Results

	Q2 FY 2025	Q2 FY 2024	Vs. Q2 FY 2024
Net Income	$3.8 billion	$3.5 billion	6%
EPS	$0.94	$0.87	8%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Increases Quarterly Dividend; Stock Repurchase Program Authorization Increased

Cisco has declared a quarterly dividend of $0.41 per common share, a 1-cent increase or up 3% over the previous quarter’s dividend, to be paid on April 23, 2025, to all stockholders of record as of the close of business on April 3, 2025. Future dividends will be subject to Board approval.

Cisco’s board of directors has also approved a $15 billion increase to the authorization of the stock repurchase program. There is no fixed termination date for the repurchase program. The remaining authorized fixed amount for stock repurchases including the additional authorization is approximately $17 billion.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q2 FY 2025 Highlights

Revenue — Total revenue was $14.0 billion, up 9%, with product revenue up 11% and services revenue up 6%. Excluding the contribution from Splunk, total revenue was down 1%.

Revenue by geographic segment was: Americas up 9%, EMEA up 11%, and APJC up 8%. Product revenue performance reflected growth in Security up 117%, Observability up 47%, and Collaboration up 1%. Networking was down 3%. Excluding Splunk, Security and Observability grew 4% and 3%, respectively, in the second quarter of fiscal 2025.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and services gross margin were 65.1%, 63.7%, and 68.9%, respectively, as compared with 64.2%, 62.7%, and 68.2%, respectively, in the second quarter of fiscal 2024.

On a non-GAAP basis, total gross margin, product gross margin, and services gross margin were 68.7%, 67.7%, and 71.6%, respectively, as compared with 66.7%, 65.2%, and 70.5%, respectively, in the second quarter of fiscal 2024.

Total gross margins by geographic segment were: 67.6% for the Americas, 71.3% for EMEA and 68.3% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $6.0 billion, up 17%, and were 42.9% of revenue. Non-GAAP operating expenses were $4.8 billion, up 10%, and were 34.0% of revenue.

Operating Income — GAAP operating income was $3.1 billion, up 1%, with GAAP operating margin of 22.3%. Non-GAAP operating income was $4.9 billion, up 15%, with non-GAAP operating margin at 34.7%.

Provision for Income Taxes — The GAAP tax provision rate was 15.9%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $2.4 billion, a decrease of 8%, and EPS was $0.61, a decrease of 6%. On a non-GAAP basis, net income was $3.8 billion, an increase of 6%, and EPS was $0.94, an increase of 8%.

Cash Flow from Operating Activities — $2.2 billion for the second quarter of fiscal 2025, an increase of 177%, compared with $0.8 billion for the second quarter of fiscal 2024.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $16.9 billion at the end of the second quarter of fiscal 2025, compared with $17.9 billion at the end of fiscal 2024.

Remaining Performance Obligations (RPO) — $41.3 billion, up 16% in total, with 51% of this amount to be recognized as revenue over the next 12 months. Product RPO up 25% and services RPO up 8%.

Deferred Revenue — $27.8 billion, up 8% in total, with deferred product revenue up 12%. Deferred services revenue up 4%.

Capital Allocation — In the second quarter of fiscal 2025, we returned $2.8 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.40 per common share, or $1.6 billion, and repurchased approximately 21 million shares of common stock under our stock repurchase program at an average price of $58.58 per share for an aggregate purchase price of $1.2 billion.

Acquisitions

In the second quarter of fiscal 2025, we closed the acquisition of Deeper Insights AI Ltd., a privately held AI services company.

Guidance

Cisco estimates the following results for the third quarter of fiscal 2025:

Q3 FY 2025
Revenue	$13.9 billion - $14.1 billion
Non-GAAP gross margin	67% - 68%
Non-GAAP operating margin	33% - 34%
Non-GAAP EPS	$0.90 - $0.92

Gross margin guidance includes the estimated impact of proposed tariffs on Mexico, Canada, and China.

Cisco estimates that GAAP EPS will be $0.57 to $0.61 for the third quarter of fiscal 2025.

Cisco estimates the following results for fiscal 2025:

FY 2025
Revenue	$56.0 billion - $56.5 billion
Non-GAAP EPS	$3.68 - $3.74

Gross margin guidance includes the estimated impact of proposed tariffs on Mexico, Canada, and China.

Cisco estimates that GAAP EPS will be $2.40 to $2.52 for fiscal 2025.

Our Q3 FY 2025 guidance assumes an effective tax provision rate of approximately 17% for GAAP and approximately 19% for non-GAAP results. Our FY 2025 guidance assumes an effective tax provision rate of approximately 9% for GAAP and approximately 19% for non-GAAP results.

A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q2 fiscal year 2025 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, February 12, 2025 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, February 12, 2025 to 4:00 p.m. Pacific Time, February 18, 2025 at 1-800-395-6236 (United States) or 1-203-369-3270 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 12, 2025. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
REVENUE:
Product	$10,234	$9,232	$20,348	$20,371
Services	3,757	3,559	7,484	7,088

Total revenue	13,991	12,791	27,832	27,459

COST OF SALES:
Product	3,713	3,443	7,239	7,400
Services	1,167	1,131	2,361	2,285

Total cost of sales	4,880	4,574	9,600	9,685

GROSS MARGIN	9,111	8,217	18,232	17,774
OPERATING EXPENSES:
Research and development	2,299	1,943	4,585	3,856
Sales and marketing	2,672	2,458	5,424	4,964
General and administrative	752	642	1,547	1,314
Amortization of purchased intangible assets	265	66	530	133
Restructuring and other charges	10	12	675	135

Total operating expenses	5,998	5,121	12,761	10,402

OPERATING INCOME	3,113	3,096	5,471	7,372
Interest income	238	324	524	684
Interest expense	(404)	(120)	(822)	(231)
Other income (loss), net	(60)	(139)	(19)	(222)

Interest and other income (loss), net	(226)	65	(317)	231

INCOME BEFORE PROVISION FOR INCOME TAXES	2,887	3,161	5,154	7,603
Provision for income taxes	459	527	15	1,331

NET INCOME	$2,428	$2,634	$5,139	$6,272

Net income per share:
Basic	$0.61	$0.65	$1.29	$1.55

Diluted	$0.61	$0.65	$1.28	$1.54

Shares used in per-share calculation:
Basic	3,981	4,055	3,986	4,056

Diluted	4,005	4,073	4,008	4,079

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	January 25, 2025
	Three Months Ended		Six Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Americas	$8,202	9%	$16,454	—%
EMEA	3,855	11%	7,444	4%
APJC	1,934	8%	3,934	4%

Total	$13,991	9%	$27,832	1%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	January 25, 2025
	Three Months Ended	Six Months Ended
Gross Margin Percentage:
Americas	67.6%	68.6%
EMEA	71.3%	70.8%
APJC	68.3%	67.3%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	January 25, 2025
	Three Months Ended		Six Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Networking	$6,850	(3)%	$13,603	(14)%
Security	2,111	117%	4,129	108%
Collaboration	996	1%	2,081	(1)%
Observability	277	47%	535	42%

Total Product	10,234	11%	20,348	—%
Services	3,757	6%	7,484	6%

Total	$13,991	9%	$27,832	1%

Excluding Splunk, Security and Observability grew 4% and 3% year over year, respectively, in the second quarter of fiscal 2025.

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 25, 2025	July 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$8,556	$7,508
Investments	8,297	10,346
Accounts receivable, net of allowance of $80 at January 25, 2025 and $87 at July 27, 2024	5,669	6,685
Inventories	2,927	3,373
Financing receivables, net	3,074	3,338
Other current assets	6,158	5,612

Total current assets	34,681	36,862
Property and equipment, net	1,992	2,090
Financing receivables, net	3,240	3,376
Goodwill	58,719	58,660
Purchased intangible assets, net	10,139	11,219
Deferred tax assets	6,591	6,262
Other assets	6,013	5,944

TOTAL ASSETS	$121,375	$124,413

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$11,413	$11,341
Accounts payable	1,902	2,304
Income taxes payable	1,884	1,439
Accrued compensation	3,299	3,608
Deferred revenue	15,999	16,249
Other current liabilities	5,522	5,643

Total current liabilities	40,019	40,584
Long-term debt	19,625	19,621
Income taxes payable	1,756	3,985
Deferred revenue	11,796	12,226
Other long-term liabilities	2,649	2,540

Total liabilities	75,845	78,956

Total equity	45,530	45,457

TOTAL LIABILITIES AND EQUITY	$121,375	$124,413

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 25, 2025	January 27, 2024
Cash flows from operating activities:
Net income	$5,139	$6,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,550	823
Share-based compensation expense	1,748	1,463
Provision for receivables	7	12
Deferred income taxes	(382)	(816)
(Gains) losses on divestitures, investments and other, net	(5)	205
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	969	941
Inventories	441	442
Financing receivables	330	(33)
Other assets	(427)	(403)
Accounts payable	(359)	(476)
Income taxes, net	(2,285)	(4,656)
Accrued compensation	(293)	(763)
Deferred revenue	(555)	293
Other liabilities	24	(125)

Net cash provided by operating activities	5,902	3,179

Cash flows from investing activities:
Purchases of investments	(2,261)	(2,253)
Proceeds from sales of investments	1,791	2,484
Proceeds from maturities of investments	2,703	4,044
Acquisitions, net of cash and cash equivalents acquired and divestitures	(257)	(878)
Purchases of investments in privately held companies	(137)	(50)
Return of investments in privately held companies	94	123
Acquisition of property and equipment	(427)	(304)
Other	(5)	(1)

Net cash provided by investing activities	1,501	3,165

Cash flows from financing activities:
Issuances of common stock	320	349
Repurchases of common stock—repurchase program	(3,243)	(2,504)
Shares repurchased for tax withholdings on vesting of restricted stock units	(655)	(581)
Short-term borrowings, original maturities of 90 days or less, net	1,012	1,398
Issuances of debt	10,406	2,537
Repayments of debt	(11,382)	(750)
Dividends paid	(3,185)	(3,163)
Other	(2)	(7)

Net cash used in financing activities	(6,729)	(2,721)

Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(8)	(32)

Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	666	3,591
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	8,842	11,627

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$9,508	$15,218

Supplemental cash flow information:
Cash paid for interest	$769	$203
Cash paid for income taxes, net	$2,682	$6,804

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	January 25, 2025		October 26, 2024		January 27, 2024
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$20,321	25%	$19,882	24%	$16,249	12%
Services	20,947	8%	20,108	7%	19,407	12%

Total	$41,268	16%	$39,990	15%	$35,656	12%

We expect 51% of total RPO at January 25, 2025 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	January 25, 2025	October 26, 2024	January 27, 2024
Deferred revenue:
Product	$13,033	$12,941	$11,640
Services	14,762	14,561	14,131

Total	$27,795	$27,502	$25,771

Reported as:
Current	$15,999	$15,615	$14,011
Noncurrent	11,796	11,887	11,760

Total	$27,795	$27,502	$25,771

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2025
January 25, 2025	$0.40	$1,593	21	$58.58	$1,236	$2,829
October 26, 2024	$0.40	$1,592	40	$49.56	$2,003	$3,595
Fiscal 2024
July 27, 2024	$0.40	$1,606	43	$46.80	$2,002	$3,608
April 27, 2024	$0.40	$1,615	26	$49.22	$1,256	$2,871
January 27, 2024	$0.39	$1,583	25	$49.54	$1,254	$2,837
October 28, 2023	$0.39	$1,580	23	$54.53	$1,252	$2,832

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Six Months Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
GAAP net income	$2,428	$2,634	$5,139	$6,272
Adjustments to cost of sales:
Share-based compensation expense	151	139	282	242
Amortization of acquisition-related intangible assets	335	175	654	356
Acquisition/divestiture-related costs	17	1	36	1

Total adjustments to GAAP cost of sales	503	315	972	599

Adjustments to operating expenses:
Share-based compensation expense	765	662	1,444	1,212
Amortization of acquisition-related intangible assets	265	66	530	133
Acquisition/divestiture-related costs	205	64	490	139
Russia-Ukraine war costs	—	—	—	(2)
Significant asset impairments and restructurings	10	12	675	135

Total adjustments to GAAP operating expenses	1,245	804	3,139	1,617

Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	7	88	(91)	139

Total adjustments to GAAP interest and other income (loss), net	7	88	(91)	139

Total adjustments to GAAP income before provision for income taxes	1,755	1,207	4,020	2,355

Income tax effect of non-GAAP adjustments	(423)	(303)	(899)	(561)
Significant tax matters (1)	—	—	(829)	—

Total adjustments to GAAP provision for income taxes	(423)	(303)	(1,728)	(561)

Non-GAAP net income	$3,760	$3,538	$7,431	$8,066

(1)

The six months ended January 25, 2025 include a $720 million benefit due to a recent U.S. Tax Court decision regarding the U.S. taxation of deemed foreign dividends in the transition year of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Six Months Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
GAAP EPS	$0.61	$0.65	$1.28	$1.54
Adjustments to GAAP:
Share-based compensation expense	0.23	0.20	0.43	0.36
Amortization of acquisition-related intangible assets	0.15	0.06	0.30	0.12
Acquisition/divestiture-related costs	0.06	0.02	0.13	0.03
Significant asset impairments and restructurings	—	—	0.17	0.03
(Gains) and losses on investments	—	0.02	(0.02)	0.03
Income tax effect of non-GAAP adjustments	(0.11)	(0.07)	(0.22)	(0.14)
Significant tax matters	—	—	(0.21)	—

Non-GAAP EPS	$0.94	$0.87	$1.85	$1.98

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	January 25, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$6,521	$2,590	$9,111	$5,998	17%	$3,113	1%	$(226)	$2,428	(8)%
% of revenue	63.7%	68.9%	65.1%	42.9%		22.3%		(1.6)%	17.4%
Adjustments to GAAP amounts:
Share-based compensation expense	65	86	151	765		916		—	916
Amortization of acquisition-related intangible assets	335	—	335	265		600		—	600
Acquisition/divestiture-related costs	3	14	17	205		222		—	222
Significant asset impairments and restructurings	—	—	—	10		10		—	10
(Gains) and losses on investments	—	—	—	—		—		7	7
Income tax effect/significant tax matters	—	—	—	—		—		—	(423)

Non-GAAP amount	$6,924	$2,690	$9,614	$4,753	10%	$4,861	15%	$(219)	$3,760	6%

% of revenue	67.7%	71.6%	68.7%	34.0%		34.7%		(1.6)%	26.9%

	Three Months Ended
	January 27, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$5,789	$2,428	$8,217	$5,121	$3,096	$65	$2,634
% of revenue	62.7%	68.2%	64.2%	40.0%	24.2%	0.5%	20.6%
Adjustments to GAAP amounts:
Share-based compensation expense	58	81	139	662	801	—	801
Amortization of acquisition-related intangible assets	175	—	175	66	241	—	241
Acquisition/divestiture-related costs	1	—	1	64	65	—	65
Significant asset impairments and restructurings	—	—	—	12	12	—	12
(Gains) and losses on investments	—	—	—	—	—	88	88
Income tax effect/significant tax matters	—	—	—	—	—	—	(303)

Non-GAAP amount	$6,023	$2,509	$8,532	$4,317	$4,215	$153	$3,538

% of revenue	65.2%	70.5%	66.7%	33.8%	33.0%	1.2%	27.7%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Six Months Ended
	January 25, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$13,109	$5,123	$18,232	$12,761	23%	$5,471	(26)%	$(317)	$5,139	(18)%
% of revenue	64.4%	68.5%	65.5%	45.9%		19.7%		(1.1)%	18.5%
Adjustments to GAAP amounts:
Share-based compensation expense	122	160	282	1,444		1,726		—	1,726
Amortization of acquisition-related intangible assets	654	—	654	530		1,184		—	1,184
Acquisition/divestiture-related costs	8	28	36	490		526		—	526
Significant asset impairments and restructurings	—	—	—	675		675		—	675
(Gains) and losses on investments	—	—	—	—		—		(91)	(91)
Income tax effect/significant tax matters	—	—	—	—		—		—	(1,728)

Non-GAAP amount	$13,893	$5,311	$19,204	$9,622	10%	$9,582	—%	$(408)	$7,431	(8)%

% of revenue	68.3%	71.0%	69.0%	34.6%		34.4%		(1.5)%	26.7%

	Six Months Ended
	January 27, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$12,971	$4,803	$17,774	$10,402	$7,372	$231	$6,272
% of revenue	63.7%	67.8%	64.7%	37.9%	26.8%	0.8%	22.8%
Adjustments to GAAP amounts:
Share-based compensation expense	100	142	242	1,212	1,454	—	1,454
Amortization of acquisition-related intangible assets	356	—	356	133	489	—	489
Acquisition/divestiture-related costs	1	—	1	139	140	—	140
Significant asset impairments and restructurings	—	—	—	135	135	—	135
Russia-Ukraine war costs	—	—	—	(2)	(2)	—	(2)
(Gains) and losses on investments	—	—	—	—	—	139	139
Income tax effect/significant tax matters	—	—	—	—	—	—	(561)

Non-GAAP amount	$13,428	$4,945	$18,373	$8,785	$9,588	$370	$8,066

% of revenue	65.9%	69.8%	66.9%	32.0%	34.9%	1.3%	29.4%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Six Months Ended
	January 25, 2025	January 27, 2024	January 25, 2025	January 27, 2024
GAAP effective tax rate	15.9%	16.7%	0.3%	17.5%
Total adjustments to GAAP provision for income taxes	3.1%	2.3%	18.7%	1.5%

Non-GAAP effective tax rate	19.0%	19.0%	19.0%	19.0%

GAAP TO NON-GAAP GUIDANCE

Q3 FY 2025	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	64% - 65%	21% - 22%	$0.57 - $0.61
Estimated adjustments for:
Share-based compensation expense	1.0%	7.0%	$0.17 - $0.18
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	2.0%	5.0%	$0.14 - $0.15

Non-GAAP	67% - 68%	33% - 34%	$0.90 - $0.92

FY 2025	Earnings per Share (1)
GAAP	$2.40 - $2.52
Estimated adjustments for:
Share-based compensation expense	$0.69 - $0.71
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.60 - $0.62
Significant asset impairments and restructurings	$0.16 - $0.18
(Gains) and losses on investments	($0.02)
Significant tax matters	($0.21)

Non-GAAP	$3.68 - $3.74

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, significant tax matters, or other items, which may or may not be significant.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as customer demand and our position to help our customers scale their network infrastructure, increase their data capacity requirements, and adopt best-in-class AI security) and the future financial performance of Cisco (including the guidance for Q3 FY 2025 and full year FY 2025) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market, cloud, enterprise and other customer markets; the return on our investments in certain key priority areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and services markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on November 19, 2024 and September 5, 2024, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 25, 2025 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

About Cisco

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